UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)
____________

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[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[x]	Soliciting Material Under Rule 14a-12

FBR & Co.
(Name of Registrant as Specified In Its Charter)

Voce Catalyst Partners LP
Voce Capital Management LLC
Voce Capital LLC
J. Daniel Plants
Michael J. McConnell
Jarl Berntzen

_________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 6, 2016, Voce Capital Management LLC issued a press release attached hereto as Exhibit 1, which is incorporated by reference herein, regarding FBR & Co. (the “Company”).

VOCE CATALYST PARTNERS LP, VOCE CAPITAL MANAGEMENT LLC, VOCE CAPITAL LLC, JARL BERNTZEN, MICHAEL J. MCCONNELL AND J. DANIEL PLANTS (TOGETHER, THE “PARTICIPANTS”) HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) ON SCHEDULE 14A ON MAY 9, 2016 A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS’ SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF FBR & CO. (THE “COMPANY”) FOR USE AT THE COMPANY’S 2016 ANNUAL MEETING OF SHAREHOLDERS (THE “PROXY SOLICITATION”).

ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD ARE AVAILABLE, ALONG WITH OTHER RELEVANT DOCUMENTS (WHEN THEY BECOME AVAILABLE), AT NO CHARGE ON THE SEC’S WEBSITE AT http://www.sec.gov/.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT AND INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN ANNEXES I AND II TO THE DEFINITIVE PROXY STATEMENT FILED BY THE PARTICIPANTS WITH THE SEC ON MAY 9, 2016. THIS DOCUMENT CAN BE OBTAINED AT NO CHARGE ON THE SEC’S WEBSITE AT http://www.sec.gov/.

Exhibit 1

ALL THREE PROXY ADVISORY FIRMS SUPPORT VOCE’S CALL FOR CHANGE AT FBR

Egan-Jones Joins Chorus of Support for Voce’s Nominees, Recommending Shareholders Vote on the BLUE Proxy Card to Support All Three Voce Candidates

Follows Recent ISS and Glass Lewis Endorsements of Voce’s Case for Change

Egan-Jones Concludes that Voce Has Put Forward a
“Persuasive, Comprehensive, Strategic Plan that will Maximize Shareholder Value”

Egan-Jones Notes that Voce’s Three Nominees Will Have a “Net Positive Effect on the Composition and Skill of the Board as a Whole”

San Francisco, CA (June 6, 2016) – Voce Capital Management LLC (“Voce”), which along with its nominees owns 5.2% of FBR & Co. (Nasdaq: FBRC) (“FBR” or the “Company”) and is the Company’s third-largest shareholder, today announced that all three leading proxy advisory firms – Institutional Shareholder Services (“ISS”), Glass Lewis & Co. (“Glass Lewis”) and Egan-Jones Ratings Company (“Egan-Jones”) – have recommended that shareholders support Voce’s campaign for change at FBR. ISS and Egan-Jones have both recommended that FBR shareholders vote on the BLUE proxy card for all three of Voce’s highly qualified nominees, Jarl Berntzen, Michael J. McConnell and J. Daniel Plants. Glass Lewis has also recommended that shareholders vote on the BLUE proxy card for Voce nominee Jarl Berntzen.

Commenting on these reports, Voce stated: “We are deeply gratified by this unanimous show of support from all three major proxy advisory firms, an overwhelming consensus we believe leaves absolutely no doubt that urgent change is required at FBR. All three independent advisors carefully analyzed the Company’s track record and stated plan – and found each sorely lacking. Furthermore, the proxy advisors’ written analyses and findings affirmed the detailed operational and strategic blueprint that we have put forth. We believe that our three highly qualified nominees will help oversee the execution of this plan, resulting in a superior path forward for FBR and its shareholders compared to the dead-end status quo advocated by management and the current Board.”

In its report, Egan-Jones stated:

“We believe that the dissidents have offered a persuasive, comprehensive, strategic plan that will maximize shareholder value. We believe current Management has failed to create or execute such a plan. We believe that the dissidents’ nominees would work to the benefit of the shareholders, given their level of industry expertise and public company experience. We also believe they would have a net positive effect on the composition and skill of the board as a whole…. [and] would work towards the protection of shareholder interest.”1

Commenting on FBR’s ill-fated, long-running attempts to build an advisory business, ISS noted in its report:

“…management failed to expand its advisory business in sectors in which FBR has strong brand recognition, and instead concentrated its energies developing – poorly – business lines in sectors where it had limited brand awareness to begin with. At some point this becomes a chicken-and-the-egg problem: as the dissidents have pointed out, experienced bankers brought in to help develop business in a sector where the company's brand is not already strong may be far less motivated to stick around, since the company's lack of brand strength in that sector makes their success less likely. The development of the advisory business, however, would result in more stable revenues, as the advisory business is less volatile than capital raising.”

In its report, Glass Lewis found:

“In particular, our analysis leads us to conclude that the Company's operating performance has lagged that of peers during the four years since the restructuring implemented by current management. Perhaps more concerning, FBR's financial performance has deteriorated in the most recent calendar year and during the last 12 months through the first quarter of this year. Thus, while management has stated that its business model would generate consistent and sustainable returns even during difficult market conditions – challenges which FBR has experienced as of late – the Company hasn't met the performance targets set by management and has lagged the average results of peers.”

Voce concluded: “We believe the work to be done at FBR is indisputably clear, and we’re pleased that the three leading proxy advisory firms have all independently reached the same conclusion. Real change is needed now – not next year, not the year after – in order to correct FBR’s course, reverse its underperformance, arrest its governance failings and deliver real, lasting value for all stakeholders. We’ll continue to make this case as the June 14 Annual Meeting quickly approaches.”

About Voce Capital Management LLC

Voce Capital Management LLC is a fundamental value-oriented, research-driven investment adviser founded in 2011 by J. Daniel Plants. The San Francisco-based firm is 100% employee-owned.

________________________________
1 Permission to quote from the Egan Jones, ISS and Glass Lewis reports was neither sought nor obtained. Emphases added by Voce.

Additional Information and Where to Find It

VOCE CATALYST PARTNERS LP, VOCE CAPITAL MANAGEMENT LLC, VOCE CAPITAL LLC, JARL BERNTZEN, MICHAEL J. MCCONNELL AND J. DANIEL PLANTS (TOGETHER, THE “PARTICIPANTS”) HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) ON SCHEDULE 14A ON MAY 9, 2016 A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS’ SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF FBR & CO. (THE “COMPANY”) FOR USE AT THE COMPANY’S 2016 ANNUAL MEETING OF SHAREHOLDERS (THE “PROXY SOLICITATION”).

ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD ARE AVAILABLE, ALONG WITH OTHER RELEVANT DOCUMENTS (WHEN THEY BECOME AVAILABLE), AT NO CHARGE ON THE SEC’S WEBSITE AT http://www.sec.gov/.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT AND INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN ANNEXES I AND II TO THE DEFINITIVE PROXY STATEMENT FILED BY THE PARTICIPANTS WITH THE SEC ON MAY 9, 2016. THIS DOCUMENT CAN BE OBTAINED AT NO CHARGE ON THE SEC’S WEBSITE AT http://www.sec.gov/.

Media Contact:
Sloane & Company
Dan Zacchei/Joseph Germani
(212) 486-9500

Investor Contact:
Georgeson LLC
David S. Drake, President
(212) 440-9861